Exhibit 10.2

Share Purchase Agreement

Shenzhen iASPEC Software Engineering Co., Ltd.

and

Li Wei

AGREEMENT relating to the sale and purchase of the issued share capital of Wuhan Wuda Geoinformatics Company Limited

Share Purchase and Increase Capital Agreement

CONTENTS

1	DEFINITIONS AND INTERPRETATION	2

2	TARGETED SHARES	3

3	CONSIDERATION	3

4	COMPLETION AND COST	4

5	CONDITION PRECEDENT OF THIS AGREEMENT	4

6	REPRESENTATIONS AND WARRANTIES	4

7	FORCE MAJEURE	5

8	LIABILITIES FOR BREACH	6

9	THE AMENDMENT, TERMINATION OR RESCIND	6

10	GOVERNING LAW AND DISPUTE RESOLUTION	6

11	NOTICES	7

12	MISCELLANEOUS	7

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Share Purchase and Increase Capital Agreement

THIS AGREEMENT is made on January 18, 2008.

BETWEEN:

(1)

Shenzhen iASPEC Software Engineering Co., Ltd., a company registered in the People’s Republic of China  with number 440301102806634 whose registered office is 中国广东省深圳市福田区天安车工庙工业村F2-6号厂房4楼C、D座(" Purchaser "); and

(2)

Li Wei, a citizen of the People’s Republic of China with ID card No.:420111197001014311, whose address is 中国湖北省武汉市洪山区珞喻路129-021号2号("Vendor").

Each a "Party" to this Agreement and together the "Parties".

BACKGROUND

A

The Vendor is the legal and beneficial owner of 6% shares of Wuhan Wuda Geoinformatics Co., Ltd. ("Company" ) at the date of this Agreement.

B

The Purchaser is a limited liability company registered and organized in Shenzhen as per PRC laws, whose registered number is 440301102806634, legal address is中国广东省深圳市福田区天安车工庙工业村F2-6号厂房4楼C、D座.

C

The Purchaser will enter into a Shares Purchase and Increase Capital Agreement with Wuhan Wuda Venture Capital Co., Ltd., Song Ai Hong and the Company on January 18, 2008. The Purchaser will own 55% of the Shares of the Company and become the largest shareholder of the Company after the complete performance of the Shares Purchase and Increase Capital Agreement.

D

The Purchaser will purchase 2.4% shares of the Company ("Targeted Shares") legally owned by the Vendor subject to the terms and conditions herein contained after it becomes the legal and beneficial owner of 55% shares of the Company.

IT IS HEREBY AGREED:

DEFINITIONS AND INTERPRETATION

1.1

In this Agreement the following words and expressions will (except where the context otherwise requires) have the following meanings:

1.1.1

“Targeted Shares” means the 2.4% shares of the Company that is legally and beneficially owned by the Vendor.

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Share Purchase and Increase Capital Agreement

1.1.2

Consideration” means the consideration for the Targeted Shares paid to the Vendor in according to the terms and conditions herein.

1.1.3

"Completion" means the Targeted Shares transferred to the Purchaser pursuant to applicable law and the Targeted Shares registered in the Purchaser’s name, namely the change of registration is completed;

1.1.4

"Completion Date" means the date on which the change of registration for Targeted Shares transfer has been finished;

1.1.5

“PRC” means the People’s Republic of China, but excluding Hong Kong, Macao and Taiwan for the purpose of this Agreement;

1.1.6

 “Law of PRC” means laws, administrative regulations, local regulations, department rules, normative documents and other administrative order with a general binding force of the PRC for the purpose of this Agreement.

1.1.7

 “Force Majeure” means the objective situations which cannot be foreseen, avoided or overcome. The situations include but not limited to flood, fire, earthquake, typhoon, tsunami, hurricane, pestilence, war, strike, armed conflict and other similar situations;

TARGETED SHARES

2.1

The Vendor has agreed to sell and the Purchaser has agreed to purchase the Targeted Shares of the Company. The remaining shareholders of the Company have made written statements that they agreed the Vendor to sell the Targeted Shares to the Purchaser and waive their statutory right of pre-emption.

2.2

The Vendor will not enjoy any rights nor bear any obligations related to Targeted Shares after the Targeted Shares registered in the Purchaser’s name on the Completion Date.

CONSIDERATION

3.1

The Consideration for the purchase of Targeted Shares shall be RMB4,800,000.

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Share Purchase and Increase Capital Agreement

3.2

The Purchaser shall pay RMB2,400,000 to the Vendor within 7 business days upon this Agreement takes effect.

3.3

The Purchaser shall pay RMB2,400,000 to the Vendor within 7 business days upon the Completion Date.

3.4

The banking information for the Vender to receive the Consideration shall be provided by the Vendor to the Purchaser in writing in advance.

COMPLETION AND COST

4.1

The Completion Date shall be the tenth Business Day upon the day that the Purchaser has made the payment of the Consideration in accordance with clause 3.2 set out in this Agreement or the other date agreed by the parties ( the earlier date shall be applied ).

4.2

The Purchaser, the Vendor and the Company shall procure to complete the transfer of the Targeted Shares at the Completion Date, including but not limited signing necessary documents, assisting the Purchaser to be recorded in the roster of the Company and assisting the Company to complete the change of registration.

4.3

The cost incurred in respect of the Targeted Shares transfer, including but not limited notarization, change of registration and other fees shall be borne by the Purchaser and the Vendor in equal shares.

CONDITION PRECEDENT OF THIS AGREEMENT

5.1

This Agreement shall be effective after the complete execution and performance of the Shares Purchase and Increase Capital Agreement (that is to say 55% shares of the Company registered in the Purchaser’s name).

5.2

In case that the Shares Purchase and Increase Capital Agreement fails to be executed in whole (that is to say 55% shares of the Company not being registered in the Purchaser’s name), this Agreement shall never be effective as if it never be entered into.

REPRESENTATIONS AND WARRANTIES

6.1

The Vendor represents and warrants that:

6.1.1

It has and shall have full capacity for civil rights and capacity for civil conduct to enter into and execute this Agreement pursuant to laws of PRC;

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Share Purchase and Increase Capital Agreement

6.1.2

It has legal, complete and true right of disposal in the Targeted Shares. There is no  pledge or any other encumbrance on the Targeted Shares, neither does any third party claim any right on the Targeted Shares;

6.1.3

It’s entering into and execution of this Agreement will not violate law of PRC. It never enter into any other agreements, arrangements or make any commitments or actions to constrict or prohibit it entering into or executing this Agreement;

6.1.4

It shall fully and appropriately perform its obligations under this Agreement.

6.2

The Purchaser represents and warrants that:

6.2.1

It has and shall have full capacity for civil rights and capacity for civil conduct        to enter into and execute this Agreement pursuant to laws of PRC;

6.2.2

It’s entering into and execution of this Agreement will not violate law of PRC. It never enter into any other agreements, arrangements or make any commitments or actions to constrict or prohibit it entering into or executing this Agreement;

6.2.3

The source of the Consideration for the Targeted Shares is legal;

6.2.4

It shall fully and appropriately perform its obligations under this Agreement.

FORCE MAJEURE

7.1

In case of inability to execute or delay the execution of all or part of this Agreement due to force majeure, the parties shall amend or terminate this Agreement. The parties shall bear their respective losses caused by the force majeure. Where an event of force majeure occurred after the party’s delay in execution, it shall not be exempted from liability. The affected party shall, by written notice, notify other parties without any delay, and shall, within 10 days thereafter, provide the legal and valid evidence and detailed information of the events explaining the reason for its inability to execute or delay the execution of all or part of this Agreement. Otherwise it shall compensate the losses of the other party.

7.2

In case of force majeure, the parties to this Agreement shall consult as soon as possible to seek a fair settlement and take all reasonable measures to mitigate the loss caused by force majeure to minimum.

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Share Purchase and Increase Capital Agreement

LIABILITIES FOR BREACH

8.1

If the transfer of the Targeted Shares can not be completed or completed within the period pursuant to this Agreement due to any party herein and cause damages to the other party, the breaching party shall indemnify the losses of the other party.

8.2

In case that the Purchase fails to pay Consideration in accordance with this Agreement exceeding 30 days, the Vendor has the right to rescind the Agreement.

8.3

In case that the Vendor fails to assist completing the transfer of Targeted Shares in accordance with this Agreement exceeding 30 days, the Purchaser has the right to rescind this Agreement.

8.4

The Vendor shall return the Consideration of the Targeted Shares to the Purchaser within 5 Business Days upon the termination of this agreement.

THE AMENDMENT, TERMINATION OR RESCIND

9.1

The parties to this Agreement may amend in writing or terminate this Agreement or make supplemental agreement through consultation by the parties thereto. In case of any discrepancy between supplemental clauses and this Agreement, the supplemental clauses shall be applied.

9.2

In case that the party rescind this agreement due to the other party’s breach of this Agreement, the breaching party shall bear the liabilities in accordance with this Agreement. Notwithstanding the innocent party waive the right of rescind in oral or writing, except for other written statement or notice provided by the Purchaser, the Vendor shall not be exempted from liability.

GOVERNING LAW AND DISPUTE RESOLUTION

10.1

This Agreement will be governed by and construed in accordance with the laws of the PRC.

10.2

All disputes arising from the execution of or the construction of this Agreement shall be settled through friendly consultation by the parties thereto. In case no settlement can be reached, such disputes shall be submitted for and finally settled by arbitration at the China International Economic and Trade Arbitration Commission South China Sub-Commission in accordance with the Rules of this Commission in effect. This Commission is located in Shenzhen. The arbitration award made by the Commission shall be accepted as final judgment and binding upon the parties hereto.

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Share Purchase and Increase Capital Agreement

NOTICES

11.1

Any notice shall be given in writing by posting to the parties at their addresses set forth below, except the parties agreed otherwise.

11.2

In case of facsimile transmission, the party shall delivery notice to the facsimile number described in the initial part of this Agreement. The notice will be deemed to be given after dispatch.

11.3

In the case of posting, the party shall delivery notice to the address described in the initial part of this Agreement. The notice will be deemed to be given after 3 days after posting.

11.4

Any notice delivered by the means set out in clause 11.2 or 11.3 shall be deemed as the valid delivery.

Shenzhen iASPEC Software Engineering Co., Ltd.

Address: 中国广东省深圳市福田区天安车工庙工业村F2-6号厂房4楼C、D座 518040

Contact Person: Zong Guang Yuan

Email: gyzong@chinacpby.com

Tel: 86-755-83808333-8122

Fax: 86-755-83709333

Li Wei

Address: Address: Rm 604, Block A, University Garden, High-tech Industrial Park, Nanshan District, Shenzhen, P.R.C.

Email: 13823394499@vip.163.com

Tel: 86-755-26548567

Fax: 86-755-26548502

MISCELLANEOUS

12.1

The currency unit in this Agreement shall be RMB.

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Share Purchase and Increase Capital Agreement

12.2

If at any time any provision of this Agreement is or becomes invalid or ineffective in any respect by reason of laws, regulations or administrative orders, the remaining provisions hereof shall be valid. The invalid or ineffective clause shall be superseded by the valid clause that can best reflect the purpose of this Agreement.

12.3

The parties hereto shall enforce or do or ensure any other companies or persons to enforce or do in necessary any reasonable activities, warrants or other measures to procure all terms or conditions of this Agreement to be valid, satisfied or performed.

12.4

The parties hereto shall perform their respective obligations fully, timely and in good faith.

12.5

Either party hereto waiving of any right of this Agreement shall not be deemed as it waiving of other rights of this Agreement nor waiving of such right forever (except for the rights shall not be exercised once has been waived in accordance with the laws of PRC). Any party failing to exercise or delaying to exercise the rights under this Agreement shall not constitute the said waiver nor effect to continue exercising the rights. Exercising single or part of rights under this Agreement shall not exclude to exercising other part or other rights under this Agreement.

12.6

The parties hereto confirm that they have obtained legal opinions from their respective advisors for entering into and executing this Agreement and have clearly, completely and correctly understands in respect of the content, meaning or the legal result of this Agreement, and confirm that entering into and executing this Agreement shall consist with interests of the parties.

12.7

This Agreement shall be executed in 4 (four) copies with equal legal effectiveness. Each party of this Agreement shall hold one copy, the Company shall hold one copy for filing, and the remaining copy shall be filed to the relevant administrative organization for registration.

12.8

This Agreement is made in Chinese and English, when there is conflict between the Chinese version and the English version, the Chinese version shall prevail.

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Share Purchase and Increase Capital Agreement

IN WITNESS of which the parties or their duly authorized representatives have executed this agreement.

Signed by For and on behalf of Shenzhen iASPEC Software Engineering Co., Ltd.	NAME：Lin Jiang Huai, TITLE: President

Signed by For and on behalf of Li Wei	NAME：Li Wei

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